Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-1 of our report dated September 27, 2024, with respect to the consolidated financial statements of Aeluma, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

October 4, 2024